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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 31, 2006


                          TRACEGUARD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                    000-50329                 98-0370398
(State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


             330 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10017
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (866) 401-5969

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

      On August 31, 2006, the Company completed a private placement of 1,993,278 units for a total purchase price of $1,395,295. Each unit consists of (i) one share of the Company's common stock, (ii) a warrant to purchase one share of the Company's common stock at an exercise price of $1.50 per share, exercisable for a period of 12 months, and (iii) a warrant to purchase one share of the Company's common stock at an exercise price of $2.50 per share, exercisable for a period of 36 months. The aforementioned securities were issued in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, based on the fact that at the time of the offer and sale of such securities to the purchasers, the purchasers were not inside the U.S., and in reliance of the purchasers' representations that they are not a "U.S. person" (as defined in Regulation S) and are not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.


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                                    SIGNATURE
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2006


                                           TRACEGUARD TECHNOLOGIES, INC.

                                           By: David Ben-Yair
                                               -------------------------------
                                               Name:  David Ben-Yair
                                               Title: Chief Financial Officer